Exhibit 10.14

SPONSOR DEBT CONVERSION AGREEMENT

This Sponsor Debt Conversion Agreement (the “Agreement”) is made as of August 23, 2023, by and between Mercury Sponsor Group I LLC, a Delaware limited liability company (the “Sponsor”), and SEP Acquisition Corp., a Delaware corporation (the “Purchaser”).  Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on the date hereof, the Purchaser, SEP Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and SANUWAVE Health, Inc., a Nevada corporation (the “Company”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each stockholder of the Company to receive its Stockholder Merger Consideration, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the BCA;

WHEREAS, on October 11, 2022, the Company executed and delivered to the Sponsor a Revolving Promissory Note (the “Sponsor Note”) in the original principal amount of up to $1,000,000 (together with all accrued but unpaid interest, fees, expenses and other amounts payable to such Sponsor Note, the “Outstanding Indebtedness”);

WHEREAS, the Merger Agreement contemplates that the Purchaser will enter into one or more subscription agreements with investors pursuant to which the Investors will purchase shares of Purchaser Class A Common Stock in a private equity investment, which will be consummated on the Closing Date immediately prior to the Closing (the “PIPE Investment”)

WHEREAS, in accordance with the Merger Agreement and as a part of the PIPE Investment, Sponsor has agreed to cancel and release the Outstanding Indebtedness in exchange for, and in consideration of, the issuance to Sponsor by the Purchaser of 100,000 shares of Purchaser Class A Common Stock (the “Shares”); and

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Debt Conversion.  Subject to the consummation of the PIPE Investment (the “PIPE Investment Closing”), the Outstanding Indebtedness shall be cancelled and released by the Sponsor in exchange for, and in consideration of, the Purchaser issuing the Shares to Sponsor at the PIPE Investment Closing.

2.          Acknowledgement of Satisfaction of Debt.  As of the PIPE Investment Closing, the Sponsor acknowledges and agrees that, by the Purchaser’s issuance of the Shares in accordance with this Agreement, the Purchaser has satisfied fully and in all respects the Outstanding Indebtedness owed to the Sponsor pursuant to the Sponsor Note.

3.          Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, including the Sponsor executing and delivering a Subscription Agreement in respect of the Shares at the PIPE Investment Closing, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

4.          Representations and Warranties of Sponsor.  Sponsor hereby represents and warrants to the Purchaser as follows:

(a)
Binding Agreement. Sponsor is (i) a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary limited liability company action on the part of Holder. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Purchaser and the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b)
Sponsor Note. As of the date hereof, Holder has beneficial ownership over the Sponsor Note.  The principal amount of the Sponsor Note as of the date hereof is approximately $960,000.  Such principal amount of the Sponsor Note and any interest thereon will not be paid by the Purchaser, and Sponsor will not request or require that Purchaser pay such principal amount or any interest thereon, between the date hereof and the PIPE Investment Closing.

(c)
No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of formation, operating agreement or other comparable organizational documents of Holder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of its assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

5.          Miscellaneous.

(a)
Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser or Sponsor shall have any rights or obligations hereunder, upon the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b)
Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No party may assign any or all of its rights under this Agreement without obtaining the consent or approval of the other party.

(c)
Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)
Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or U.S. federal court located in the State of Delaware (or in any appellate court thereof)) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party. Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f)
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Purchaser and the Sponsor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g)
Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h)
Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of Sponsor under any other agreement between Sponsor and the Company or any certificate or instrument executed by Sponsor in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of Sponsor under this Agreement.

(i)
Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures found on following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPONSOR:

MERCURY SPONSOR GROUP I LLC

By:	/s/ R. Andrew White
Name:	R. Andrew White
Its:	Chief Executive Officer

PURCHASER:

SEP ACQUISITION CORP.

By:	/s/ R. Andrew White
Name:	R. Andrew White
Its:	Chief Executive Officer

Signature Page to Sponsor Debt Conversion Agreement